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                                                                     Exhibit 3.3

                           CERTIFICATE OF AMENDMENT
                                      OF
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                       SECURITY CAPITAL INDUSTRIAL TRUST

     The undersigned, being a vice president and an assistant secretary of Security Capital Industrial Trust, a Maryland real estate investment trust (the "Trust"), do hereby certify pursuant to the provisions of Article 8 of the Amended and Restated Declaration of Trust (the "Declaration of Trust"), and in accordance with the applicable provisions of Maryland law:

     1. That the Board of Trustees had adopted a resolution to amend the Declaration of Trust as hereinafter set forth and has declared that such amendment is advisable.

     2. That the amendment to the Declaration of Trust has been presented to the shareholders of the Trust.

     3. That the amendment has been approved by the shareholders of the Trust by the affirmative vote of at least a majority of the shares entitled to notice of, and to vote at, the annual meeting of shareholders of the Trust held on June 30, 1998.

     Therefore, the Declaration of Trust is hereby amended as follows:

     Article 1, Section 1 is hereby amended by deleting the words "Security Capital Industrial Trust" appearing in the first sentence thereof and substituting the words "ProLogis Trust", such amendment to be effective as of the first day of July, 1998.

     The undersigned vice president and assistant secretary acknowledge this Certificate of Amendment to be the act of the Trust and further, as to all matters or facts required to be verified under oath, each acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the undersigned vice president and assistant secretary of the Trust, have hereunto set their hands effective as of the 30th day of June, 1998.
                                       /s/ DAVID B. DANIEL
                                       -----------------------------------------
                                       David B. Daniel, Vice President

                                       /s/ EDWARD S. NEKRITZ
                                       -----------------------------------------
                                       Edward S. Nekritz, Assistant Secretary